UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 13, 2019

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 13, 2019, Richard A. Snell, 77 years old, a director of Commercial Vehicle Group, Inc. (the “Company”) since August 2004, informed the Company that he will be retiring from the Board of Directors (the “Board”) of the Company, without standing for re-election at the 2019 Annual Meeting of Stockholders, effective May 16, 2019, after serving 15 years on the Board.

(d) On February 18, 2019, the Board of the Company elected Janice E. Stipp to the Board, effective February 28, 2019, to serve until the 2019 annual meeting of stockholders or until her successor is elected and qualified. The committees of the Board on which Ms. Stipp (59 years old) initially will serve are the Audit Committee and the Nominating and Corporate Governance Committee.

Ms. Stipp has over 35 years of financial and accounting experience including as chief financial officer of both public and private companies. Ms. Stipp currently serves as a Director of ArcBest Corporation and is on the Michigan State University Foundation Board. Ms. Stipp graduated from Michigan State University in 1981 with a B.A. in accounting, and from Wayne State University in 1987 with an M.B.A., and received her Certified Public Accountant certification in 1983 and Chartered Global Management Accountant certification in 2014. Ms. Stipp will participate in the standard non-management director compensation arrangements described in the Company’s proxy statement for its 2018 annual meeting of shareholders.

Item 8.01.    Other Events.

On February 19, 2019, the Company issued a press release announcing the retirement of Director Richard Snell and election of Director Janice Stipp. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	A copy of the press release dated February 19, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

February 19, 2019	By:	/s/ Patrick E. Miller
	Name:	Patrick E. Miller
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	A copy of the press release dated February 19, 2019.